UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Phunware, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

October 15, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc. to be held on December 2, 2021 at 11:00 a.m. Eastern Time. The Annual Meeting will be held at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137. Only stockholders who held shares at the close of business on the record date, October 12, 2021, may vote at the Annual Meeting, including any adjournment thereof.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

You may cast your vote over the Internet or by telephone to ensure your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to your attendance at the Annual Meeting.

Sincerely yours,

/s/ Alan S. Knitowski	/s/ Keith Cowan
Alan S. Knitowski	Keith Cowan
Director & Chief Executive Officer	Interim Chairperson of the Board of Directors

7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 2, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Phunware, Inc., a Delaware corporation (the "Company"), which will be held on Thursday, December 2, 2021 at 11:00 a.m. Eastern Time. The Annual Meeting will be held at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137.

At the Annual Meeting, stockholders will vote on the following matters:

1.To elect two directors to the Company's Board of Directors (the "Board"), each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2024 and until their successors have been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
3.To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is October 12, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting To Be Held On Thursday, December 2, 2021 at 11:00 a.m. Eastern Time:
The Proxy Statement and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 are available online at www.proxydocs.com/PHUN.

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder, complete, date, sign and return the enclosed proxy card or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The Board of Directors recommends you vote FOR the director nominees and FOR the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

By Order of the Board of Directors,

/s/ Alan S. Knitowski
Alan S. Knitowski
Director and Chief Executive Officer
Austin, Texas
October 15, 2021

7800 Shoal Creek Boulevard
Suite 230-South
Austin, Texas 78757

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 2, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Phunware, Inc. (the “Board”) is soliciting your proxy to vote at Phunware’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137 on Thursday, December 2, 2021 at 11:00 a.m. Eastern Time.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are being distributed and made available on or about October 15, 2021. As used in this Proxy Statement, references to “we,” “us,” “our,” “Phunware” and the “Company” refer to Phunware, Inc. and its subsidiaries.
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notice on or about October 15, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

What proxy materials are available on the Internet?

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxydocs.com/PHUN.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held at 3050 Biscayne Boulevard, Suite 602, Miami, Florida 33137 and will begin promptly at 11:00 a.m. Eastern Time on Thursday, December 2, 2021.

To gain access to the Annual Meeting, please bring a valid government issued photo identification, such as a driver's license or passport. Stockholders holding their shares through a broker, bank or other agent will need to bring proof of beneficial ownership as of October 12, 2021, the record date, such as their most recent account statement reflecting their stock ownership prior to October 12, 2021, a copy of the voting instruction card provided by their broker, bank or other agent or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited. Please note that large bags and packages will not be allowed at the Annual Meeting, and all persons and items are subject to search.

We look forward to hearing from our stockholders and conducting an orderly Annual Meeting. In the event an attendee engages in disruptive behavior or fails to comply with reasonable requests, including stated time limits for speaking at the Annual Meeting, we may ask such attendee to leave the Annual Meeting.

We are closely monitoring developments related to the COVID-19 pandemic which may affect our plans for the Annual Meeting. If it becomes necessary to change the format, date and/or time of the Annual Meeting, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.
Who can vote at the Annual Meeting?

If you are a stockholder of record as of the record date, October 12, 2021, you may vote your shares by following the instructions provided on the Notice to log in to www.proxydocs.com/PHUN. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Vote by Proxy
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone or through the Internet:

1.To vote over the telephone, dial toll-free 1-866-363-3966 and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 1, 2021 to be counted.
2.To vote through the Internet, go to www.proxydocs.com/PHUN to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 1, 2021 to be counted.

We are providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on the record date, October 12, 2021, your shares were registered directly in your name with Phunware’s transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date, October 12, 2021, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.Election of two directors to the Company's Board of Directors (the "Board"), each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2024 and until their successors have been duly elected and qualified; and
2.Ratification of the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021;

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date, October 12, 2021. On the record date, there were 76,010,770 shares of common stock outstanding and entitled to vote.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by proxy over the telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I vote but do not make specific choices?

If you vote without marking voting selections, the shares represented by your proxy will be voted as recommended by the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

1.You may grant a subsequent proxy by telephone or through the Internet.
2.You may send a timely written notice that you are revoking your proxy to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757.
3.You may attend the Annual Meeting and vote in-person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials within the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing not later than June 17, 2022 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with all applicable requirements of Rule 14a-8.

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2022 Annual Meeting of Stockholders must be submitted in writing not earlier than August 1, 2022 and not later than August 31, 2022 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with the requirements in the Company’s Amended and Restated Bylaws. However, if our 2022 Annual Meeting of Stockholders is held before November 2, 2022 or after January 31, 2023, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made.

You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposals to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 2, the ratification of Marcum, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the election of directors.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of directors	Plurality of votes cast	No
2. Ratification of Marcum LLP	Majority of votes cast	Yes

For Proposal 1, the election of directors, the two nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. There is no "Against" option and votes that are "withheld" or not cast, including broker non-votes, are not counted as votes "For" or "Against."

To be approved, Proposal 2 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, October 12, 2021, there were 76,010,770 shares outstanding and entitled to vote. Thus, the holders of 38,005,386 shares must be present during the Annual Meeting or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting's chairperson or holders of a majority of shares represented at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of our executive officers, director nominees and directors whose term will continue after the Annual Meeting:

Name	Age	Position
Executive Officers
Alan S. Knitowski (4)	52	Chief Executive Officer and Class III Director
Matt Aune	46	Chief Financial Officer
Randall Crowder (4)	41	Chief Operating Officer and Class III Director
Luan Dang	49	Chief Technology Officer

Non-Employee Directors
Ryan Costello (2)(3)	45	Class II Director
Keith Cowan (1)(3)	65	Class I Director (Interim Chairperson)
Eric Manlunas (1)(2)	53	Class I Director
Kathy Tan Mayor (3)	44	Class II Director
Rahul Mewawalla (1)(2)	43	Class I Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Nominee for election at the Annual Meeting

Executive Officers

Each of our executive officers serves at the discretion of the Board and will hold office until his successor is duly appointed and qualified or until his earlier resignation or removal. The following biographical descriptions set forth certain information with respect to our executive officers based on information furnished to us by each such officer.

Alan S. Knitowski co-founded Phunware and has served as its Chief Executive Officer and a member of the Board since February 2009. Prior to co-founding Phunware, Mr. Knitowski served as President of Strategic Investments and Managing Director for Trymetris Capital Management, LLC, a hedge fund sponsor, from April 2004 to February 2009. Mr. Knitowski also co-founded Vovida Networks in February 1999, where he served as President, Chief Executive Officer and Director until its acquisition by Cisco Systems in November 2000, when he joined as Director of Marketing of Cisco Systems until March 2003. In August 2000, Mr. Knitowski co-founded and served as a Director of Telverse Communications, a next-generation advanced services application service provider focused on wholesale communications services for carriers and service providers, until its acquisition in July 2003 by Level 3 Communications. In March 2001, Mr. Knitowski served as a director of vCIS until October 2002. He has also served on the board of directors for the International Softswitch Consortium from its inception in 1999 to March 2003. Mr. Knitowski has previously served as an advisor to Edgewater Networks from 2002 to 2008 and has been an angel investor in numerous companies, including RingCentral (NYSE: RNG), Vonage (NYSE: VG), Bazaarvoice and SunBasket. Mr. Knitowski holds a B.S. in Industrial Engineering from The University of Miami, an M.S. in Industrial Engineering from the Georgia Institute of Technology and an M.B.A from the Haas School of Business at the University of California, Berkeley.
We believe Mr. Knitowski is qualified to serve as a member of our Board because as co-founder he has extensive knowledge of the Company and because of his comprehensive background in information technology.

Matt Aune has served as Phunware’s Chief Financial Officer since August 2013. Mr. Aune previously served as the Company's Director of Finance and Accounting from August 2011 to August 2013. Prior to joining Phunware, Mr. Aune was employed by Sony Computer Entertainment America as Senior Business Finance and Operations Analyst from July 2010 to August 2011. From 2003 to 2009, Mr. Aune served in a variety of roles at Midway Games, a video game developer and publisher, with his final role as the Senior Manager of Financial Planning and Analysis for Worldwide Product Development. Mr. Aune holds a B.A. in Economics from the University of California, San Diego and an M.B.A. from San Diego State University.

Randall Crowder has served as Phunware’s Chief Operating Officer since February 2018, and on our Board since December 2018. In September 2017, he founded and continues to serve as the Managing Partner of Nove Ventures, a venture capital firm, which focuses on investing in established companies like Phunware that are seeking to leverage blockchain technology to complement their core business model. Since August 2009, Mr. Crowder has also been a co-founder and Managing Partner at TEXO Ventures, which focuses primarily on tech-enabled health services. Mr. Crowder holds a B.S. in General Management from the United States Military Academy at West Point and an M.B.A. from the McCombs School of Business at the University of Texas at Austin.

We believe Mr. Crowder is qualified to serve as a member of our Board because of his extensive knowledge and background in cryptosecurities and cryptocurrencies, as well as his experience in information technology.

Luan Dang co-founded Phunware and has served as its Chief Technology Officer since February 2009. Prior to co-founding Phunware, he served as President of Alternative Investments for Trymetris from April 2004 to February 2009. Mr. Dang holds a B.S. in Computer Engineering from the University of California at San Diego and an M.S. in Computer Science from Stanford University.

Non-Employee Directors

The following biographical descriptions set forth certain information with respect our non-employee directors based on information furnished to us by each such director.

Ryan Costello founded Ryan Costello Strategies, LLC, which provides strategic counsel and advocacy efforts on behalf of companies, trade associations and other organizations seeking to advance their objectives in the legislative and regulatory policy process within the federal government. From January 2015 to January 2019, Mr. Costello served as a member of the U.S. House of Representatives for Pennsylvania's 6th congressional district, where he served on numerous committees and subcommittees, including the Subcommittee on Communications and Technology and the Subcommittee on Digital Commerce and Consumer Protection. Prior to serving in Congress, Mr. Costello was an attorney in private practice representing clients in various facets of law, including regulatory compliance and financing. In September 2021, Mr. Costello was appointed to join the board of Red White & Bloom Brands, Inc. (CSE: RWB and OTCQX: RWBYF), a multi-state cannabis operator. Mr. Costello is a graduate of Ursinus College, B.A., with honors, and received a JD from Villanova University Charles Widger School of Law.

We believe Mr. Costello is qualified to serve as a member of our Board because of his expertise in law, governmental affairs and technology. Mr. Costello has been a member of our board since October 2021.

Keith Cowan is an experienced executive officer, board member, advisor and investor. Since August 2020, he has been the Chief Development Officer of Rivada Networks LLC. Since 2013, he also has been CEO of Cowan Consulting Corporation, which provides strategic advisory services to various companies in multiple industries, and since September 2019, he has been CEO of NVR3, LLC (doing business as Venadar), a subsidiary of Cowan Consulting Corporation that provides outsourced corporate development services to large corporate enterprises seeking to innovate and grow through partnerships with, investments in and acquisitions of, emerging and innovative growth companies. From 2007 to 2013, Mr. Cowan was President of Strategic Planning and Corporate Initiatives for Sprint Corporation. From 1996 to 2006, he served in multiple roles at BellSouth Corporation, including Chief Development Officer, President of Marketing & Product Management, and Chief Network Field Officer. From 1982 to 1996, Mr. Cowan was partner at Alston & Bird LLP. He has served as a board member for Globalstar (NYSE: GSAT) since December 2018, Vice Chairman of Fox Theatre in Atlanta since 2006, a board member of the Morehead-Cain Scholarship Fund since 2008, a Trustee of the Loomis Chaffee School since 2014, and a board member of the Georgia Intellectual Property Alliance since 2018. Mr. Cowan holds a BA in Economics and Political Science from the University of North Carolina at Chapel Hill, where he was a Morehead Scholar and a JD from the University of Virginia School of Law.

We believe Mr. Cowan is qualified to serve as a member of our Board due to his strategic planning, corporate development, mergers and acquisition and legal experience, as well as his board service and advisory roles with both public and private companies. Mr. Cowan has been a member of our Board since December 2018.

Eric Manlunas is the founder and managing partner of Wavemaker Partners, an early-stage cross border venture capital firm he founded in 2003 that’s dual headquartered in Los Angeles and Singapore. He is a two-time start-up entrepreneur turned venture capitalist as an early investor in over 300 early-stage businesses. Prior to becoming a venture capitalist Mr. Manlunas founded two technology start-ups, one in e-Commerce (Interfoods.com) in 1996 and the other in Internet services (Sitestar) in 1999, both of which were successfully built and eventually sold to strategic buyers. Mr. Manlunas previously served on Phunware's board from December 2015 until December 2018. Since July 2008, Mr. Manlunas has also served on the board of PhilDev, a civic and social organization enabling success through education, innovation and entrepreneurship. Mr. Manlunas began his career as a consulting associate with Arthur Andersen’s retail management consulting division from 1991-1995. He holds an M.B.A. from Pepperdine University and an undergraduate degree in Communications from Florida International University.

We believe Mr. Manlunas is qualified to serve as a member of our Board due to his vast experience in digital and information technology companies and prior board experience with the Company. Mr. Manlunas rejoined our Board in December 2019.

Kathy Tan Mayor has held numerous leadership positions in business development, retail marketing, loyalty marketing, and digital marketing technology. She is currently the Chief Marketing Officer of Transformco, a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences for customers. From 2018 to 2020, Ms. Mayor was the Chief Marketing Officer of BoxyCharm, a beauty subscription service company located in South Florida. From 2016 to 2018, Ms. Mayor was the Chief Digital Officer across the 10 portfolio brands of Carnival Corporation and the Chief Marketing Officer of Carnival Cruise Line. From 2008 to 2016, Ms. Mayor held a number of positions at Las Vegas Sands Corporation including a number of vice president and senior vice president roles in strategy and marketing. From 2005 to 2008, she held multiple director positions with Caesar Entertainment Corporation. Prior to that Ms. Mayor worked for McKinsey & Company and Proctor & Gamble in Southeast Asia. Ms. Mayor has a B.S. in Management Engineering from Ateneo de Manila University and an MBA from Harvard Business School.

We believe Ms. Mayor is qualified to serve as a member of our Board due to her marketing and digital and information technology experience. Ms. Mayor has been a member of our Board since December 2018.

Rahul Mewawalla is a digital, technology, product and business leader with extensive strategic and operational leadership experience with digital, technology, internet, software, telecommunications, mobile, financial services and media companies. From 2020 to 2021, he served as President and Chief Executive Officer of Xpanse Inc. and concurrently as Executive Vice President, Platforms and Technology Businesses and Chief Digital Officer at Freedom Mortgage Corporation. His prior experience included serving as President and Chief Executive Officer at Zenplace Inc. from 2014 to 2020, Vice President at Nokia Corporation from 2010 to 2012, Vice President at General Electric Company’s NBCUniversal from 2008 to 2010, and Senior Director at Yahoo! Inc. from 2005 to 2008. Most recently, Mr. Mewawalla was appointed to the Board of Rocky Mountain Chocolate Factory (Nasdaq: RMCF) in June 2021 and became Chairman of RMCF’s board in July 2021. He has also served as Senior Advisor to the San Francisco Mayor’s Office on Innovation, as Advisor to Stanford University's Persuasive Technology Lab and as Committee Chair of the VC TaskForce SIG on Systems and Services. He has also been a board member, investor and advisor to various other private companies and philanthropic organizations. Mr. Mewawalla earned an MBA from the Kellogg School of Management at Northwestern University and a BBS from the University of Delhi.

We believe Mr. Mewawalla’s extensive digital, technology, products, platforms, mobile, strategic and operational expertise, as well as his executive leadership experience, qualify him to serve as a director of the Company. Mr. Mewawalla has been a member of our Board since October 2021.

Additional Information

On September 26, 2017, the Company filed a breach of contract complaint against Uber Technologies, Inc. seeking approximately $3 million (plus interest) for unpaid invoices for advertising campaign services provided for Uber in the first quarter of 2017. The case, captioned Phunware, Inc. v. Uber Technologies, Inc., Case No. CGC-17-561546 was filed in the Superior Court of the State of California County of San Francisco. Mr. Knitowski was named as a cross-defendant in the Company's litigation with Uber Technologies, Inc. The Company and the individual defendants, including Mr. Knitowski settled the lawsuit in October 2020. On November 5, 2020, Uber filed a request for dismissal with prejudice of claims against the individual defendants, including Mr. Knitowski.

On December 17, 2019, certain stockholders filed a lawsuit against the Company. The case, captioned Wild Basin Investments, LLC, et al. v. Phunware, Inc., et al.; Cause No. D-1-GN-19- 008846 was filed in the 126th Judicial District Court of Travis County, Texas. The plaintiffs invested in various early rounds of financing while the Company was private and claim the Company should not have subjected their shares to a 180-day "lock up" period. The "Executive Officers" identified above, and "Non-Employee Directors" who were on our Board as of December 17, 2019 have been named as defendants in the lawsuit.

CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of the Board. The Board currently consists of eight members, six of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Stock Market ("Nasdaq"). Messrs. Crowder and Knitowski, both of whom serve as executive officers, are not considered independent.

The Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•the Class III directors are currently Randall Crowder, Alan S. Knitowski and George Syllantavos, and their terms will expire at the Annual Meeting;
•the Class I directors are currently Keith Cowan, Eric Manlunas and Rahul Mewawalla, and their terms will expire at the 2022 Annual Meeting of Stockholders; and
•the Class II directors are currently Ryan Costello and Kathy Tan Mayor, and their terms will expire at the 2023 Annual Meeting of Stockholders.

Our Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall consist of one or more members and may be increased or decreased from time to time by a resolution of the Board. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of our Company.

On March 24, 2021, Ms. Blythe Masters notified the Company of her resignation from our Board and Audit Committee effective May 1, 2021. In addition, on September 2, 2021, Ms. Lori Tauber Marcus notified the Company of her resignation from our Board and from the Compensation Committee and Nominating and Corporate Governance Committee of the Board, to be effective September 30, 2021.

On September 3, 2021, the Board appointed Mr. Rahul Mewawalla to serve as a Class I director with a term expiring at the 2022 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. On the same date, the

Board appointed Mr. Ryan Costello to serve as a Class II director with a term expiring at the 2023 Annual Meeting of Stockholders. The appointments of Mr. Costello and Mr. Mewawalla were made as a result of the resignation from our Board of Ms. Marcus and Ms. Masters, respectively. The Board appointments of Mr. Costello and Mr. Mewawalla were effective October 1, 2021,

On October 6, 2021, the Board resolved to reduce the size of the Board to seven directors, comprised of three Class I directors, two Class II directors, and two Class III directors. Such reduction of the authorized number of directors does not have the effect of removing any director before that director’s term of office expires. The terms of the three current Class III directors, Randall Crowder, Alan S. Knitowski and George Syllantavos, will expire at the Annual Meeting. At the Annual Meeting, two directors will be elected to serve as Class III directors for a term of three years expiring at the 2024 Annual Meeting of Stockholders. The Board is nominating two of the current Class III directors, Messrs. Crowder and Knitowski, for reelection at the Annual Meeting. Mr. Syllantavos will not stand for reelection.

Meetings of the Board of Directors

Our Board met eight times during the 2020 fiscal year. Each incumbent Board member attended 75% or more of the aggregate number of meetings of the Board held during the period for which he or she was a Board member. The Company encourages, but does not require, directors to attend the Annual Meeting. Five board members attended our 2020 annual meeting of stockholders.

Director Independence

Our common stock and warrants to purchase our common stock are listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an audit committee or compensation committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

We have undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we determined that Messrs. Costello, Cowan, Manlunas Mewawalla and Syllantavos and Ms. Mayor, representing six of our eight directors, are considered “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board Leadership Structure / Lead Independent Director

We believe that the structure of our Board and Board committees provides strong overall management. The Chair of our Board and our Chief Executive Officer roles are separate. Mr. Knitowski serves as our Chief Executive Officer and Mr. Cowan serves as Interim Chair of our Board. This structure enables each person to focus on different aspects of company leadership. Our Chief Executive Officer is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. The Chair of our Board monitors the content, quality and timeliness of information sent to our Board and is available for consultation with our Board regarding the oversight of its business affairs. Our independent directors bring experience, oversight and expertise from outside of Phunware, while Mr. Knitowski brings company-specific experience and expertise. As one of the founders of Phunware, Mr. Knitowski is best positioned to identify strategic priorities, lead critical discussion and execute our business plans.

Corporate Governance Guidelines and Code of Business Conduct

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted on the Governance portion of the investor relations page of our website at https://investors.phunware.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers that are required to be disclosed by the rules of the SEC or Nasdaq on the same website.

Board Role in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Phunware and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on Phunware’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Both the Board as a whole and the various standing committees receive periodic reports from our management team that lead a variety of functions across the business, as well as input from external advisors, as appropriate. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Committees of the Board of Directors

The Board has the authority to appoint committees to perform certain management and administrative functions. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Committee Meetings

Each incumbent Board member attended 75% or more of the aggregate number of meetings held by all committees of the Board on which he or she served during the fiscal year ended December 31, 2020 during the period for which he or she served.

Audit Committee

Messrs. Cowan, Manlunas and Mewawalla, each of whom is a non-employee member of the Board, comprise our Audit Committee. Mr. Manlunas is the Chairperson of our Audit Committee. We have determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules of Nasdaq and the SEC. During the fiscal year ended December 31, 2020, the committee met four times. The Audit Committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing the Company’s policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing the adequacy and effectiveness of our internal control policies and procedures and the Company’s disclosure controls and procedures;
•reviewing related person transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Audit Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.
Audit Committee Report

The following Report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Marcum LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Marcum LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee

Mr. Keith Cowan
Mr. Eric Manlunas
Ms. Kathy Tan Mayor

Compensation Committee

Messrs. Costello, Manlunas and Mewawalla, each of whom is a non-employee member of the Board, comprise our Compensation Committee. Mr. Mewawalla is the Chairperson of our Compensation Committee. We have determined that each member of our Compensation Committee meets the requirements for independence under the rules of Nasdaq and SEC rules and regulations. During the fiscal year ended December 31, 2020, the Compensation Committee met three times. The Compensation Committee is responsible for, among other things:

•reviewing, approving and determining the compensation of executive officers and key employees;
•reviewing, approving and determining compensation and benefits, including equity awards, to directors for         service on the Board or any committee thereof;
•administering equity compensation plans;
•reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of the Company's employees.

The Board has adopted a written charter for the Compensation Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Compensation Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting will usually be developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. Our Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation but may participate in the review or determination of the compensation of each of the other executive officers. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

The Compensation Committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors. The Compensation Committee is directly responsible for the appointment and oversight of the work of any compensation consultant, independent legal counsel and other advisor retained by the Committee. Such responsibility includes the sole authority to retain or terminate, and to determine the terms of engagement and the extent of funding necessary for payment of reasonable compensation to, compensation consultants, independent legal counsel and other advisors retained by the Committee. The Compensation Company will provide appropriate funding for the payment of compensation to its compensation consultants, outside legal counsel and other advisors retained by the Compensation Committee.

The Compensation Committee may delegate its authority to subcommittees or the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation or Nasdaq or SEC requirements (collectively, “Applicable Legal Requirements”). Subject to Applicable Legal Requirements, the Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees or consultants of the Company who are not directors of the Company or executive officers of the Company under the Company’s equity plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans and such guidelines as may be approved by the Compensation Committee.

In addition, should the Company cease to be a “smaller reporting company”, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the last completed fiscal year is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or the Board.

Nominating and Corporate Governance Committee

Messrs. Costello and Cowan and Ms. Mayor, each of whom is a non-employee member of our Board, comprise our Nominating and Corporate Governance Committee. Mr. Costello is the Chairperson of our Nominating and Corporate Governance Committee. We have determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules of Nasdaq. During the fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying, evaluating and selecting or making recommendations to the Board regarding nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering and making recommendations to the Board regarding the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to the Board regarding corporate governance guidelines and matters.

The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal values, integrity and ethics, along with certain minimum qualifications, including individuals who have exhibited achievements and excellence in one or more of the key professional, business, financial, legal or other fields that we may encounter. Furthermore, the Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise in the business environment in which we operate, ability to make independent analytical inquiries, willingness to devote sufficient time to Board duties, ability to serve on the Board for a sustained period and having the commitment to scrupulously represent the long-term interest of stockholders.

While the Board does not have a formal policy on diversity, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skill sets fosters robust and insightful discussion amongst directors and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

For incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.

Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials outside of the processes of Rule 14a-8 must make such submission in writing not earlier than August 1, 2022 and not later than August 31,

2022 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757 and comply with the requirements in the Company’s Amended and Restated Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2022 Annual Meeting of Stockholders is held before November 2, 2022 or after January 31, 2023, then the deadline is not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in our Amended and Restated Bylaws) of the date of such annual meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder of the Company who desires to submit director nomination in next year’s proxy materials within the processes of Rule 14a-8 must make such submission in writing not later than June 17, 2022 to Phunware’s Secretary at 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

With respect to any director candidate nominated by a stockholder or group of stockholders, the following information must be provided to the Company with the written nomination:

•the name and address of the nominating stockholder, as they appear on the Company’s books;
•the nominee’s name and address and other personal information;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;
•a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Amended and Restated Bylaws, with respect to each nominee for election or re-election to the Board; and
•all other information required to be disclosed pursuant to the Company’s Amended and Restated Bylaws and Regulation 14A of the Exchange Act.

The Company may require any proposed director candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed candidate to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such candidate. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Our Nominating and Corporate Governance Committee charter can be found on the "Governance Documents" section of our Investor Relations website at https://investors.phunware.com/governance-docs.

Non-Employee Director Compensation

We have a formal policy pursuant to which our non-employee directors would be eligible to receive equity awards and cash retainers as compensation for service on the Board and its committees. We also reimburse our directors for reasonable travel expenses associated with attending board and committee meetings.

Director Compensation

The following table sets forth certain information with respect to the compensation for our directors, excluding reasonable travel expenses, for the year ended December 31, 2020.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Keith Cowan	45,000	—	45,000
Eric Manlunas	42,500	—	42,500
Lori Tauber Marcus	43,000	—	43,000
Blythe Masters (3)	57,000	156,904	213,904
Kathy Tan Mayor	40,500	—	40,500
George Syllantavos	35,000	—	35,000

(1)
Mr. Crowder and Mr. Knitowski serve as a members of the Board, however, they do not receive any additional compensation for the services they provide as directors. For information on Mr. Crowder and Mr. Knitowski's compensation, please refer to “Executive Compensation” in this Proxy Statement.

(2)	During 2020, our Board elected to receive restricted stock units in lieu of cash compensation payments. The amount of restricted stock units received were based upon the compensation earned during each quarter divided by the volume weighted average price of the Company's stock on the payment date. The restricted stock unit grants made in lieu of cash compensation vested immediately.
(3)
This column reflects the aggregate grant date fair value of restricted stock units granted during 2020 computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to Phunware’s audited consolidated financial statements for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

Outstanding Equity Awards as Fiscal Year-End

All equity awards granted to our non-employee members of the Board as of December 31, 2020 had vested as of this date.

Employee, Officer and Director Hedging

Our Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities applicable to all directors, officers, employees and agents of the Company prohibits such parties from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are also subject to this prohibition; provided, however, such parties are not prohibited from exercising any stock options issued under any of the Company’s benefit plans or other compensatory arrangements in accordance with the terms of such plans or arrangements.

EXECUTIVE COMPENSATION

Phunware’s named executive officers, which consist of the person or persons who served as our principal executive officer and the next two most highly compensated executive officers who served as executive officers during the year ended December 31, 2020, are as follows:

Alan S. Knitowski, our Chief Executive Officer
Matt Aune, our Chief Financial Officer
Randall Crowder, our Chief Operating Officer

Summary Compensation Table

The following table sets forth information regarding the total compensation of our named executive officers for the years ended December 31, 2020 and December 31, 2019:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Alan S. Knitowski, Chief Executive Officer	2020	375,000	225,000	—	17,541	617,541
	2019	375,000	225,000	1,293,830	17,541	1,911,371
Matt Aune, Chief Financial Officer	2020	275,000	137,500	—	21,653	434,153
	2019	275,000	137,500	920,330	21,653	1,354,483
Randall Crowder, Chief Operating Officer	2020	300,000	150,000	252,638	6,025	708,663
	2019	300,000	150,000	546,830	6,025	1,002,855

(1)	Reflects actual earnings, which may differ from approved based salaries due to the effective date of salary increases.
(2)
This column reflects the aggregate grant date fair value of restricted stock units granted during 2020 computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to Phunware’s audited consolidated financial statements for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(3)	Amounts shown in this column include contributions Phunware made on behalf of the named executives for inclusion in our medical benefits programs.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and other equity awards held by each of our named executive officers as of December 31, 2020:

		Options Awards				Restricted Stock Unit Awards
	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Name		Exercisable	Unexercisable
Alan Knitowski	1/8/2018	233,886	—	0.61	1/8/2028	—		—
	7/30/2019	—	—	—	—	262,500	(1)	330,750
Matt Aune	1/8/2018	114,750	—	0.61	1/8/2028	—		—
	10/6/2015	22,950	—	0.5229	10/6/2025	—		—
	9/10/2013	22,950	—	1.3035	9/10/2023	—		—
	3/8/2013	4,590	—	0.5532	3/8/2023	—		—
	7/30/2019	—	—	—	—	131,250	(2)	165,375
Randall Crowder	2/14/2018	229,500	—	0.61	2/14/2028	—		—
	5/1/2020	—	—	—	—	375,000	(3)	472,500

(1)	Mr. Knitowski was granted 450,000 restricted stock units on July 30, 2019. The restricted stock units vest at various rates with of 1/4th vesting on May 18, 2020, and thereafter at a rate of 1/12th on the following vesting dates; August 18 2020, November 18, 2020, May 18, 2021, August 18, 2021, November 18, 2021, May 18, 2022, August 18, 2022, November 18, 2022 and May 18, 2023, subject to the individual's continued employment with the Company on each such vesting date.
(2)	Mr. Aune was granted 225,000 restricted stock units on July 30, 2019. The restricted stock units vest at various rates with of 1/4th vesting on May 18, 2020, and thereafter at a rate of 1/12th on the following vesting dates; August 18 2020, November 18, 2020, May 18, 2021, August 18, 2021, November 18, 2021, May 18, 2022, August 18, 2022, November 18, 2022 and May 18, 2023, subject to the individual's continued employment with the Company on each such vesting date.
(3)	Mr. Crowder was granted 375,000 restricted stock units on May 1, 2020. The restricted stock units vest at various rates with 1/4th vesting on May 18, 2021, and thereafter at a rate of 1/12th on the following vesting dates: August 18, 2021, November 18, 2021, May 18, 2022, August 18, 2022, November 18, 2022, May 18, 2023, August 18,, 2023, November 18, 2023 and May 18, 2024, subject to the individual's continued employment with the Company on each such vesting date.

Executive Employment Agreements

Summary

We have entered into employment agreements with each of our named executive officers noted above. The employment agreements generally provide for at-will employment and set forth each named executive officer's initial base salary, bonus target, severance eligibility and eligibility for other standard employee benefit plan participation. Each of these employment agreements also provided for certain potential payments and acceleration of equity upon a termination without cause or termination in connection with a change of control of the Company.

Severance

Pursuant to the employment agreements, certain current and future significant employees, including the named executive officers identified above, are eligible for severance benefits under certain circumstances.

The actual amounts that would be paid or distributed as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include base salary and annual bonus target percentage. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with an executive officer or significant employee to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible executive officer or significant employee would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible executive officer or significant employee may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.

Under the employment agreements, if a participating individual is terminated by the Company without cause or resignation for good reason (as defined in the employment agreement) during the three months before or in the year after a Change in Control (as defined in the employment agreement), it would constitute a termination within the Change in Control Period.

Termination without Cause or Resignation for Good Reason Outside the Change in Control Period

Messrs. Aune and Crowder are eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:

•annual base salary for six (6) months from the date of termination in accordance with the Company’s normal payroll policies; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to six (6) months after termination.

Mr. Knitowski is eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:

•annual base salary for twelve (12) months from the date of termination in accordance with the Company’s normal payroll policies;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to twelve (12) months after termination.

Termination without Cause or Resignation for Good Reason During the Change in Control Period

In the case of a Change in Control (as defined in the employment agreement), if either Mr. Aune or Mr. Crowder is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:

•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twelve (12) month anniversary of the Change in Control, and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than his annual target bonus for the year during which the termination occurs, or if greater, his annual target bonus for the year during which the closing of the Change in Control occurs;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to twelve (12) months after termination.

In the case of a Change in Control (as defined in the employment agreement), if Mr. Knitowski is terminated without cause, either during the three months before or in the year after a Change in Control, then he will be entitled to receive the following payments and benefits:

•a lump sum severance payment equal to: (i) the amount of base salary in effect on the date of termination that he would have otherwise received had he remained employed by the Company through the twenty-four (24) month anniversary of the Change in Control, but in no event will he be paid less than twelve (12) months base salary and (ii) an amount equal to the average annualized bonus earned by him for the two (2) calendar years prior to the calendar year during which the Change in Control occurs, but in no event will the amount be less than 50% of his base salary in effect on the date of termination;
•the immediate vesting of all equity awards granted on or after the effective date of the employment agreement; and
•coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under COBRA for up to eighteen (18) months after termination.

Change in Control Vesting Acceleration

The employment agreement for Mr. Knitowski provides a Change of Control accelerated vesting provision such that in the event of a Change in Control that occurs while an employee with the Company, 100% of any equity awards held as of the closing of the Change of Control will vest and become fully exercisable (to the extent possible) as of the closing of the Change of Control. With request to equity awards granted on or after the effective date of the employment agreement but granted prior to the closing of a Change of Control, the same vesting acceleration provision provided in the prior sentence will apply to such equity awards, expect to the extent provided in the applicable equity award agreement by explicit reference to the employment agreement.

Executive Bonus Plan

Each of our named executive officers participated in our Senior Staff Bonus Plan. The Senior Staff Bonus Plan provided for bonus payments to eligible employees. The target bonuses for each named executive officer under the Senior Staff Bonus Plan for the year ended December 31, 2020 are as follows: Mr. Knitowski: $225,000; Mr. Aune: $137,500; and Mr. Crowder: $150,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 1, 2021, for:

•each stockholder known to us to be beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 75,649,608 shares of our common stock outstanding as of October 1, 2021. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 1, 2021. We did not include these shares as outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Phunware, Inc., 7800 Shoal Creek Blvd, Suite 230-South, Austin, Texas 78757.

Name of Beneficial Owner	Shares(1)	Percentage
CVI Investments, Inc.(2)	3,920,370	5.2%
Ayrton Capital, LLC(3)	3,920,370	5.2%
Named Executive Officers and Directors:
Alan S. Knitowski(4)	1,354,624	1.8%
Matt Aune(5)	380,867	0.5%
Ryan Costello	—	—%
Randall Crowder(6)	495,828	0.7%
Keith Cowan(7)	227,671	0.3%
Eric Manlunas(8)	1,288,709	1.7%
Kathy Tan Mayor(9)	220,166	0.3%
Rahul Mewawalla	—	—%
George Syllantavos(10)	1,513,020	2.0%
All executive officers and directors as a group (9 persons)(11)	5,480,885	7.2%

(1)
The percentage of beneficial ownership is calculated based on 75,649,608 shares of our common stock as of October 1, 2021, adjusted for each owner’s options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of October 1, 2021, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)	Based on a Schedule 13G filed with the SEC on February 24, 2021. Includes 3,920,370 shares held of record by CVI Investments, Inc, whose address is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. Heights Capital Management, Inc. which serves as the investment manager to CVI Investments, Inc., may be deemed to be the beneficial owner of all shares owned by CVI Investments, Inc. The address for Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, CA 94111.
(3)	Based on a Schedule 13G filed with the SEC on February 22, 2021. Includes 3,920,370 shares held of record by Aryton Capital, LLC ("Ayrton"). Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B ("Alto") is a private investment vehicle for which Aryton serves as the investment manager and Waqas Khatri serves as the managing member. Each of Aryton, Alto, and Mr. Khatri disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interest therein.The address for Alto is Suite #7, Grand Pavilion Commercial Center, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands. The address for Ayrton Capital, LLC is 55 Post Road West, 2nd Floor, Westport, CT 06880.
(4)
Consists of (i) 497,649 shares held of record by Mr. Knitowski; (ii) 539,867 shares held of record by Cane Capital, LLC, for which Mr. Knitowski serves as president; (iii) 12,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 1), for which Mr. Knitowski serves as co-president; (iv) 20,000 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 2), for which Mr. Knitowski serves as co-president; (v) 11,750 shares held of record by Curo Capital Appreciation Fund I, LLC (Fund 3), for which Mr. Knitowski serves as co-president; (vi) 1,972 shares held of record by Knitowski Childrens Trust, for which Mr. Knitowski serves as president; (vii) 233,886 shares subject to options exercisable and vested; and (viii) 37,500 shares subject to vesting for restricted stock units within 60 days of October 1, 2021.

(5)
Consists of (i) 196,877 shares held of record by Mr. Aune; (ii) 165,240 shares subject to options exercisable and vested; and (iii) 18,750 shares subject to vesting for restricted stock units within 60 days of October 1, 2021.

(6)
Consists of (i) 249,423 shares held of record by Mr. Crowder; (ii) 229,500 shares subject to option exercisable within 60 days of October 1, 2021, of which 215,155 had vested as of such date; and (iii) 31,250 shares subject to vesting for restricted stock units within 60 days of October 1, 2021.

(7)	Consists of 227,671 shares held directly by Mr. Cowan.
(8)
Consists of (i) 55,983 shares held directly by Mr. Manlunas; (ii) 555,007 shares held of record by Wavemaker Partners II LP (f/k/a Siemer Ventures II LP), for which Mr. Manlunas serves as managing partner; (iii) 329,037 shares held of record by Kmeleon International Limited, for which Mr. Manlunas serves as managing partner; (iv) 184,296 shares held of record by Wavemaker Phunware Partners LP, for which Mr. Manlunas serves as managing partner; and (v) 164,386 shares held of record by Wavemaker Partners III LP, for which Mr. Manlunas serves as managing partner. The address for these entities is 1438 Ninth Street, Suite 600, Santa Monica, CA 90401.

(9)	Consists of 220,166 shares held directly by Ms. Mayor.
(10)	Consists of (i) 105,584 shares held directly by Mr. Syllantavos; and (ii) 1,407,436 shares held of record by Magellan Investments Corp., for which Mr. Syllantavos is the sole shareholder.
(11)
Consists of (i) 4,779,104 shares held of record by our current directors and executive officers, (ii) 628,626 shares subject to options exercisable within 60 days of October 1, 2021, of which 614,281 had vested as of such date, and (iii) 87,500 shares subject to vesting for restricted stock units within 60 days of October 1, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC reports regarding their ownership and changes in our ownership of our securities. We believe that, during 2020, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except for a late Form 3 filing by Blythe Masters to report initial holdings dated January 6, 2020 and a late Form 4 filing by George Syllantavos to report the sale of shares of common stock dated May 29, 2020.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policy for Related Person Transactions

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to the exceptions described below.

A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided the Company as an employee or director are not covered by this policy.

The Board has determined that certain transactions will not require the approval of the Audit Committee, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

Related Person Transactions

The following sets forth related party transactions since January 1, 2019.

Transfer Sponsor Warrant Notes. As consideration for certain warrants transferred to Phunware stockholders, a promissory note (the “Transfer Sponsor Warrant Note”) was issued to entities in which Mr. Syllantavos, a current Class III director whose term will expire at the Annual Meeting and will not stand for re-election, has an interest. The amount of the note was $1,993,000. The Transfer Sponsor Warrant Note bore no interest and was to mature on December 26, 2019. The Transfer Sponsor Warrant Note was waived and forgiven by the noteholders on January 15, 2019.

Assumed Payables. The Company assumed approximately $255,000 in payables from Stellar Acquisition III, Inc. for Nautilus Energy Management Corporation, an affiliate of Mr. Syllantavos.

Phunware Notes. On November 15, 2019, the Company issued a promissory note in the principal amount of $195,000, in exchange for cash consideration, to Cane Capital, LLC, an entity owned in part by Alan S. Knitowski, the Company’s Chief Executive Officer and a member of our Board of directors. The note bears an interest rate of 10% per annum and will be due and payable on demand by the majority note holders on or after the date that is 60 months following November 15, 2019.

Related Party Loans. During the first quarter of 2020, various related parties loaned the Company $560,000. The Related-Party Bridge Loans ("RPBLs") bore interest at 10% per annum and had a stated maturity date of November 14, 2024. The RPBLs and amounts thereof were made by the following related parties: (i) $204,000 by Cane Capital, LLC, an entity owned in part by our Chief Executive Officer and a member of our Board of directors; (ii) $151,000 by Curo Capital Appreciation Fund, LLC, an entity in which the Company's Chief Executive Officer and Chief Technology Officer serve as co-presidents; (iii) $155,000 by various individuals associated by familiar relationship with our Chief Executive Officer; and (iv) $50,000 by Luan Dang, the Company's Chief Technology Officer. As of December 31, 2020, the RPBLs have been paid in full with no early payment penalty.

Limitation on Liability and Indemnification Matters

As permitted under Delaware law, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent not prohibited under Delaware or applicable law. The Company has also entered into indemnification agreements with the Board, officers and certain employees. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as a director, officer, employee, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, Class I, Class II and Class III. Currently, there are three directors in Class III, Randall Crowder, Alan S. Knitowski and George Syllantavos, whose terms expire at this Annual Meeting. On October 6, 2021, the Board resolved to reduce the size of the Board to seven directors, comprised of three Class I directors, two Class II directors, and two Class III directors. At this Annual Meeting, the Company’s stockholders will elect two Class II directors.

The Board is nominating two of the current Class III directors, Messrs. Crowder and Knitowski, for reelection at the Annual Meeting. Mr. Syllantavos will not stand for reelection.

Directors will be elected by a plurality of the votes of the shares of our common stock present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than one person. If elected, Messrs. Crowder and Knitowski will serve until the 2024 Annual Meeting of Stockholders and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. In the event that the nominees for any reason are unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the Board may determine. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.

A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

The relevant experiences, qualifications, attributes and skills of Messrs. Crowder and Knitowski that led the Board to recommend the above persons as nominees for director are described in the section entitled “Executive Officers, Directors and Corporate Governance.”

The Board recommends a vote FOR the election of the named nominees.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Marcum LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2021, and recommends that the stockholders vote for ratification of such appointment. Marcum LLP has been engaged as our independent registered public accounting firm since 2017. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. We expect representatives of Marcum LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth aggregate fees billed to the Company for professional services by our independent registered public accounting firm, Marcum LLP for the fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$337,737	$334,072
Audit-related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$337,737	$334,072

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including audit services in connection with filing registration statements, and amendments thereto.
(2)	“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to the application of GAAP to proposed transactions and new accounting pronouncements.
(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of fees other than those relating to audit fees, audit-related fees and tax fees.

Audit Committee Pre-Approval

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Company's independent registered accountants. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services described above were pre-approved by the Audit Committee.

The Board recommends a vote FOR the ratification of the appointment of Marcum LLP as the independent registered accounting firm of the Company for its fiscal year ending December 31, 2021.

OTHER MATTERS
Note About Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2020. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Information Referenced in this Proxy Statement

The content of the websites referred to in this proxy statement are not incorporated into this proxy statement. Our references to the URLs for any websites presented are intended to be inactive textual references only.

Stockholder Engagement and Communications

Stockholders may contact the Board about bona fide issues or questions about Phunware by sending a letter to the following address: Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, Texas 78757, Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the Chairman of the Board at the address above. Due to the COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via mail. Should stockholders wish to communicate to our Board, we encourage them to send an e-mail to investorrelations@phunware.com, and this communication will be routed to our Secretary.

Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly-scheduled meeting of the Board. The Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. More information about investor relations is available on our website at https://investors.phunware.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Phunware, Inc. Direct your written request to Investor Relations, Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, Texas 78757; Telephone: (512) 394-6837; Email: investorrelations@phunware.com. Upon written or oral request, the Company will provide a separate copy of the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers or the Company at the address stated above. Due to the COVID-19 pandemic, with respect to notification to the Company, we encourage stockholders to communicate via email or telephone regarding the "householding" of their communications.

Other Business

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other business is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Alan S. Knitowski
Alan S. Knitowski
Director & Chief Executive Officer

October 15, 2021

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Phunware, Inc., 7800 Shoal Creek Boulevard, Suite 230-South, Austin, TX 78757, Attention: Secretary. Due to the COVID-19 pandemic our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via mail. Should stockholders wish to request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, please send an e-mail to investorrelations@phunware.com.

PHUNWARE

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/PHUN** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-363-3966** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Phunware, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on October 12, 2021

TIME: Thursday, December 02, 2021 11:00 AM, Eastern Time
PLACE: 3050 Biscayne Boulevard, Suite 602, Miami, FL 33137
please visit www.proxydocs.com/PHUN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Alan S. Knitowski and Randall Crowder, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Phunware, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Phunware, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Randall Crowder	☐	☐		FOR
	1.02 Alan S. Knitowski	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the selection by the Audit Committee of the Board of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.	☐	☐	☐	FOR
3.	Conduct any other business properly brought before the meeting.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

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